UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement.

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☐	Soliciting Material Pursuant to §240.14a-12.

Avon Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AVON PRODUCTS, INC.

SUPPLEMENT TO PROXY STATEMENT

for the

ANNUAL MEETING OF SHAREHOLDERS

to be held on

MAY 2, 2013

Dear Shareholder:

We write to inform you that Fred Hassan, Chairman of the Board of Directors (the “Board”) of Avon Products, Inc. (the “Company”), resigned from the Board effective April 26, 2013. He will not stand for reelection at the upcoming Annual Meeting of Shareholders that is being held on May 2, 2013. At a special meeting of the Board held on April 25, 2013, the Board accepted Mr. Hassan’s resignation and appointed Douglas R. Conant as Chairman, also effective April 26, 2013. Mr. Conant was elected to the Board in 2012, is an independent director and is up for reelection at the Annual Meeting. Mr. Hassan has resigned in order to focus more time on his other professional commitments, and the Company offers him its thanks for his long service on the Board.

As previously disclosed, Lawrence A. Weinbach will be retiring from the Board on May 2, 2013. Because Mr. Hassan will not be a nominee for election as a director at the Annual Meeting, there are now only 9 nominees for election as directors. Each of the other nominees is named in our 2013 Proxy Statement which was mailed to shareholders on or about April 2, 2013. Any votes cast for Mr. Hassan will not be counted. It is not necessary for you to re-vote your stock if you have already voted or to obtain a new proxy card if you have not yet voted. Proxy cards already returned by shareholders will remain valid and stock represented thereby will be voted at the Annual Meeting in accordance with your instructions unless revoked. If you have already voted and would like to change your vote on any matter, you may revoke your proxy by following the instructions given under “May I revoke or change my vote?” on page 2 of the Company’s 2013 Proxy Statement. The Board of Directors continues to unanimously recommend that shareholders vote FOR all of the current director nominees.

Our certificate of incorporation and by-laws require that the Board have at least 10 members. In light of Mr. Weinbach’s retirement and Mr. Hassan’s resignation, the Board has appointed Kimberly A. Ross, Executive Vice President & Chief Financial Officer of the Company, to serve as a director effective immediately following the Annual Meeting on May 2, 2013 or any subsequent date of such meeting following any adjournment or postponement. The Board is undertaking a careful and deliberative process to identify and evaluate suitable candidates and will appoint a new independent director as soon as reasonably practicable after the 2013 Annual Meeting. It is the Board’s intent that Ms. Ross will resign from the Board once a new independent director has been appointed.

If you have any questions about giving your proxy or require assistance, please contact our proxy solicitor at:

MORROW & CO., LLC

Call Toll-Free 1-800-607-0088

Dated: April 26, 2013